An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission.  Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified.  This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state.  We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

Preliminary Offering Circular

Subject to Completion.  Dated ____, 2018

HempAmericana, Inc.

(Exact name of issuer as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

www.HempAmericana.com

78 Reade Street, 4F (Bell 7), New York, NY 10007

347-880-6778

(Address, including zip code, and telephone number, including area code of issuer's principal executive office)

                                              3990                                                                             46-4816984

(Primary Standard Industrial Classification Code Number)  (I.R.S. Employer Identification Number)

Maximum offering of 4,000,000,000 shares

This Post-Qualification Offering Circular Amendment No. 1 (this “Offering Circular Amendment No. 1”) amends the offering circular of HempAmericana Inc. (the “Company”) originally filed on November 21, 2016, as qualified on June 30, 2017, and as may be amended and supplemented from time to time (the “Offering Circular”), to add, update and/or replace information contained in the Offering Circular, including updating the financial statements of the Company. Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. See “Incorporation by Reference of Offering Circular” below.

This is a public offering of shares of common stock of HempAmericana, Inc.

The offering will be at a fixed price of $0.005. The end date of the offering will be exactly 180 days from the date the Amended Offering Circular is qualified by the Securities and Exchange Commission (unless extended by the Company, in its own discretion, for up to another 90 days).

Our common stock currently trades on the OTC Pink market under the symbol “HMPQ” and the closing price of our common stock on January 22, 2018 was $0.0092.  Our common stock currently trades on a sporadic and limited basis.

We are offering our shares without the use of an exclusive placement agent, however, we may engage various securities brokers to place shares in this offering with investors for commissions of up to 10% of the gross proceeds.

We have raised approximately $1,111,001 through the sale of 222,200,222 shares of common stock pursuant to the Offering qualified on June 30, 2017.

See “Risk Factors” to read about factors you should consider before buying shares of common stock.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth.  Different rules apply to accredited investors and non-natural persons.  Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A.  For general information on investing, we encourage you to refer to www.investor.gov.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

This Offering Circular is following the offering circular format described in Part II (a)(1)(ii) of Form 1-A.

Offering Circular dated _____________, 2018

TABLE OF CONTENTS

SUMMARY

4

RISK FACTORS

6

USE OF PROCEEDS

22

DIVIDEND POLICY

24

DILUTION

24

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FIANCIAL CONDITION AND RESULTS OF OPERATIONS

24

Overview

25

Recent Developments

25

BUSINESS

26

MANAGEMENT

28

RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

30

PRINCIPAL STOCKHOLDERS

30

DESCRIPTION OF CAPITAL

31

SHARE ELIGIBLE FOR FUTURE SALE

32

PLAN OF DISTRIBUTION

32

VALIDITY OF COMMON STOCK

33

EXPERTS

33

REPORTS

33

33

41

PART III EXHIBITS

55

SIGNATURES

55

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Offering Circular. You must not rely on any unauthorized information or representations. This Offering Circular is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date.

SUMMARY

This summary highlights information contained elsewhere in this Offering Circular. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire Offering Circular carefully, including the “Risk Factors” section, our historical consolidated financial statements and the notes thereto, and unaudited pro forma financial information, each included elsewhere in this Offering Circular. Unless the context requires otherwise, references in this Offering Circular to “the Company,” “we,” “us” and “our” refer to HempAmericana, Inc.

Our Company

Hemp – a product with a myriad of uses – is a product of enormous potential for economic growth economic growth in the United States. HempAmericana intends to capitalize on the many uses of hemp in the health, food, construction, textiles and paper industries. HempAmericana’s primary immediate purpose is to develop industrial hemp products, such as cannabinoil (“CBD oil”), used for its many health benefits, through developing hemp growing farms, hemp processing factories and hemp-product distribution facilities.

HempAmericana, Inc. is a developmental stage company that plans to research, develop and sell products made of industrial hemp. In essence anything that can be made with plastic can be made with industrial hemp and HempAmericana plans to fill the growing need and demand for hemp based products within the United States. Currently, the Company is in its research and development stages. The Company was incorporated under the laws of the State of Delaware on February 10, 2014.

HempAmericana currently in the beginning stages of retail and wholesale sales of two products, but does not have any material sales to date. Its first product is called “Rolling Thunder” smoking papers. These rolling papers produce no ash residue compared to regular tree-based smoking papers. Its second product is one of the reasons why the American market imports approximately $2 billion per year worth of hemp products – it is a type of CBD oil. Under the trademarked brand “Weed Got Oil,” HempAmericana intends to use this and other brands to manufacture and sell CBD oil.

We began our company in 2014 with the thousands of uses for hemp in mind. We have faced challenges since our formation due to our limited capitalization and the costs associated with managing a public company. Currently, our founder, Salvador Rosillo, beneficially owns 76.28% of the company individually and through two holding companies. He effectively controls the majority of the voting shares of the Company through indirect ownership of 100% of the super-voting Class B common stock shares of the company.

We have not generated any significant revenues to date and our activities have been limited to developing our business and financial plans. We will not have the necessary capital to develop or execute our business plan until we are able to secure financing. There can be no assurance that such financing will be available on suitable terms. Even if we raise 100% of the offering, we may not have sufficient capital to begin generating substantial revenues from operations.

The company’s sales of CBD oil and boxes of “Rolling Thunder” smoking paper are de minimis, however this is because the company has yet to begin the marketing required for sales and does not have the capital to maintain proper inventory levels for mass distribution. While the market for rolling papers is saturated and competitive, the market for CBD oil is quite and the Company has received indications of strong demand without doing any real marketing.

HempAmericana intends to use capital raised from this Offering to increase the marketing and sales of its existing products and to generate and sell new hemp-based products. Currently, the vast majority of hemp used for the manufacturing of hemp-based products is imported because hemp grown in the United States is not compliant with federal regulations. There is potential for us to grow our own hemp, in the United States where it is highly regulated if the federal law changes, or abroad where economies of scale may allow us to produce hemp for industrial processing at a preferable cost.

Revenue will be derived from the wholesale and retail sales of our hemp-based products.

Our management team is made up of two individuals including its founder, Salvador Rosillo. Future team members will include employees with experience in hemp, manufacturing, marketing and distribution.

Our principal executive offices are located at 78 Reade St Suite 4FW New York City, NY 10007. Our phone number is (212) 349-7068

We believe that if we are to raise monies up to $20,000,000 to execute our business plan over the next 12 months that we will be successful in returning value to our investors. The funds raised in this offering, even assuming we sell all the shares being offered, may be insufficient to commercialize our business strategy, but we believe that by raising funds we will be better able to bring our existing products to market and develop new hemp-related products for which there is already demand in the marketplace.

We will receive the proceeds from the sale of the approximately 4,000,000,000shares of our common stock and intend to use the proceeds from this offering to begin implementing the business plan of our company. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $102,000.00, are being paid for by us. The maximum proceeds to us from this offering ($20,000,000) will satisfy all our cash requirements for up to 24 months including legal and accounting costs associated with this offering, the costs associated with our continuous disclosure obligations, incidental expenses, and the cost of implementing the investigative aspects of our business plan, including identifying and securing additional sources of financing, consultants, operating equipment, marketing and facility. 75% of the possible proceeds from the offering by the company ($15,000,000) will satisfy all our cash requirements for up to 18 months, while 50% of the proceeds ($10,000,000) will sustain us for up to 12 months, and 25% of the proceeds ($5,000,000) will sustain us for up to eight months. Our budgetary allocations may vary, however, depending upon the percentage of proceeds that we obtain from the offering.  For example, we may determine that is it more beneficial to allocate funds toward securing potential financing and business opportunities in the short terms rather than to conserve funds to satisfy continuous disclosure requirements for a longer period. We do not have adequate funds to satisfy our working capital requirements for the next twelve months unless we can raise significant monies through this offering. During the 24 months following the completion of this offering, we intend to implement our business and marketing plan.

The Offering

Common Stock we are offering	Up to a Maximum 4,000,000,000 of Class A shares at a price of $0.005 for a sum total of $20,000,000.*
Common Stock outstanding before this Offering	Class A: 521,320,840 common shares Class B: 108,000,000 common shares
Use of proceeds

The funds raised per this offering will be utilized in working capital, expanded marketing here in the Unites States as well as developing primary and secondary hemp products. See “Use of Proceeds” for more details.

Risk Factors

See “Risk Factors” and other information appearing elsewhere in this Offering Circular for a discussion of factors you should carefully consider before deciding whether to invest in our Class A common stock.

* Please note that the original offering was made for 4,000,000,000 shares at a price of $0.005 per share, from which the Company issued 222,200,222 shares per subscription agreements. As a result, the remaining amount de under the Offering is 3,777,799,778 shares at $0.005 per share for a total of $18,888,998.00

This offering is being made on a self-underwritten basis without the use of an exclusive placement agent, however, we may engage various securities brokers to place shares in this offering with investors on a commission basis.  As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Management will make its best effort to fill the subscription in the state of New York.  However, in the event that management is unsuccessful in raising the required funds in New York, the Company may file a post qualification amendment to include additional jurisdictions that Management has determined to be in the best interest of the Company for the purpose of raising the maximum offer.

In the event that the Offering Circular is fully subscribed, any additional subscriptions shall be rejected and returned to the subscribing party along with any funds received.

In order to subscribe to purchase the shares, a prospective investor must complete a subscription agreement and send payment by check, wire transfer or ACH.  Investors must answer certain questions to determine compliance with the investment limitation set forth in Regulation A Rule 251(d)(2)(i)(C) under the Securities Act of 1933, which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid by the investor for the securities cannot exceed 10% of the greater of the investor’s annual income or net worth.  In the case of an investor who is not a natural person, revenues or net assets for the investor’s most recently completed fiscal year are used instead.

The Company has not currently engaged any party for the public relations or promotion of this offering.

As of the date of this filing, there are no additional offers for shares, nor any options, warrants, or other rights for the issuance of additional shares except those described herein.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider each of the following risks, together with all other information set forth in this Offering Circular, including the consolidated financial statements and the related notes, before making a decision to buy our common stock. If any of the following risks actually occurs, our business could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

This offering contains forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our customers’ or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as other sections in this prospectus, discuss the important factors that could contribute to these differences.

The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

This prospectus also contains market data related to our business and industry. This market data includes projections that are based on a number of assumptions. If these assumptions turn out to be incorrect, actual results may differ from the projections based on these assumptions. As a result, our markets may not grow at the rates projected by these data, or at all. The failure of these markets to grow at these projected rates may have a material adverse effect on our business, results of operations, financial condition and the market price of our common stock.

Risk Related to our Company and our Business

We may require additional funds in the future to achieve our current business strategy and our inability to obtain funding may cause our business to fail.

We may need to raise additional funds through public or private debt or equity sales in order to fund our future operations and fulfill contractual obligations in the future. These financings may not be available when needed. Even if these financings are available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing would have an adverse effect on our ability to implement our current business plan and develop our products, and as a result, could require us to diminish or suspend our operations and possibly cease our existence.

Even if we are successful in raising capital in the future, we will likely need to raise additional capital to continue and/or expand our operations. If we do not raise the additional capital, the value of any investment in our Company may become worthless. In the event we do not raise additional capital from conventional sources, it is likely that we may need to scale back or curtail implementing our business plan.

The Company, being a Developmental Stage Company, has not generated any meaningful revenues to date since our inception February 10, 2014.

We are a development stage company. Our ability to continue as a going concern is dependent upon our ability to commence a commercially viable operation and to achieve profitability. Since our inception in February 10, 2014, we have not generated any revenues, and currently have only limited operations, as we are presently in the planning stage of our business development as an exploration stage company. These factors raise substantial doubt about our ability to continue as a going concern. We may not be able to generate revenues in the future and as a result the value of our common stock may become worthless. There are no assurances that we will be successful in raising additional capital or successfully developing and commercializing our products and become profitable.

We have a limited operating history that you can use to evaluate us, and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays that we may encounter because we are a small developing company. As a result, we may not be profitable and we may not be able to generate sufficient revenue to develop as we have planned.

We were incorporated in Delaware on February 10, 2014. We have no significant assets or financial resources. The likelihood of our success must be considered in light of the expenses and difficulties in development of clients nationally and internationally, recruiting and keeping clients and obtaining financing to meet the needs of our plan of operations. Since we have a limited operating history we may not be profitable and we may not be able to generate sufficient revenues to meet our expenses and support our anticipated activities.

We are an early stage company with an unproven business strategy and may never be able to fully implement our business plan or achieve profitability.

We are at an early stage of development of our operations as a company. We have only recently started to operate business activities, and have not generated revenue from such operations. A commitment of substantial resources to conduct time-consuming research in many respects will be required if we are to complete the development of our company into one that is more profitable. There can be no assurance that we will be able to fully implement our business plan at reasonable costs or successfully operate. We expect it will take several years to implement our business plan fully, if at all.

Our limited operating history makes it difficult for us to accurately forecast net sales and appropriately plan our expenses.

We have a limited operating history in the hemp industry. As a result, it is difficult to accurately forecast our net sales and plan our operating expenses. We base our current and future expense levels on our operating forecasts and estimates of future net sales. Net sales and operating results are difficult to forecast because they generally depend on the volume and timing of the orders we receive, which are uncertain. Some of our expenses are fixed, and, as a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected shortfall in net sales. This inability could cause our net income in a given quarter to be lower than expected.

HempAmericana’s products will be shipped from overseas into the United States and any number of problems may arise during the transport.

Due to the fact that hemp is not allowed federally to be grown on American soil it must be shipped from overseas, and HempAmericana plans to do so through the use of cargo ships. This includes any number of inherent risks involved in travel. These are unlikely scenarios but the ship may lose its cargo overboard, the ship itself may be lost, storms or other factors may cause loss of or damage to the products. If our competitors are able to deliver products when we cannot, our reputation may be damaged and we may lose customers to our competitors.

We intend to use the Yasheng group of China and other international suppliers to purchase hemp oil and seeds, however it is possible that their prices, availability or any number of other factors may change.

It is possible that the Yasheng group or some of our other international suppliers or hemp and/or hemp-related secondary products, such as CBD oil, may face bankruptcy or some form of litigation in the future. Although the company has no reasonable expectation that this is the case, if such problems or any others may arise with the Yasheng group or other international suppliers then that could pose problems for HempAmericana. It is also possible that the Yasheng group or other international suppliers may, for any number of reasons, change the price of their products and thus alter the profit margins of HempAmericana. If any number of undesirable instances may occur with the Yasheng group or other international suppliers then HempAmericana may be forced to find another supplier, which would create at least a minimal delay in service. In addition, it is possible that the Yasheng group or other international suppliers may not have the necessary supply to meet the demand for HempAmericana’s products. At this time we have not entered into a Supplier Agreement and we do not have a formal or informal arrangement with the Yasheng Group of China or any other international supplier to supply hemp.

Due to the Controversy over the Cannabis Plant within the United States, we face challenges getting our products into stores.

The majority of our products will be intended for industrial use although some of our products will be intended for ingestion purposes. There are many significant health benefits to consuming hemp Seeds, for example, such as the ones that may be found in super markets chains like Whole Foods. Our company intends to release similar products that contain no THC that are legal for ingestion within the U.S. however, we anticipate that we face scrutiny and run into issues getting our products into stores due to hesitation by food chains to carry any product even affiliated with the cannabis plant.

Only a select few states allow for the growing of hemp, even without the budding of marijuana.

It is currently very difficult to grow hemp in the United States. Despite several new state laws it is still not legal, on a federal level, to grow hemp on American soil. This means that the acquisition of hemp is more difficult and it must be shipped from foreign countries. Essentially there is a period between when an order is placed and when the product arrives from overseas. It is possible that there may be a greater demand than there is a supply from HempAmericana’s overseas contacts and thus a backlog may develop. This is not expected or anticipated, but it is a remote possibility. At this time we do not have plans to grow hemp in the United States.

The U.S. laws pertaining to the importation and exportation of hemp based products may adversely affect our ability to fully implement our business plan.

In the United States today the U.S. Customs Service has a “zero tolerance standard” for the importation of industrial hemp. What this means is that a product cannot have any potentially dangerous substances contained in it or it will be considered adulterated and unfit for human consumption, and thus illegal to possess or use per U.S. Federal Law. In 2001 the DEA elaborated on this and clarified that any product with any quantity of THC in it at all cannot be imported into the United States. Since no hemp based products containing THC are legally permitted in the United States such products with THC are not allowed to be exported out of the United States either. Because of the strict laws that exist with the U.S. importation and exportation of industrial hemp products our business could be adversely affected.  In addition, we have no system in place for evaluating THC levels in our products prior to delivery.

We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. Our competition includes all other companies that are in the business of distributing or reselling hemp based products for personal use or consumption. A highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

Because we are small and do not have much capital, our marketing campaign may not be enough to attract sufficient clients to operate profitably. If we do not make a profit, we will suspend or cease operations.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

• Demand for our products;

• Our ability to obtain and retain existing customers or encourage repeat purchases;

• Our ability to manage our product inventory;

• General economic conditions;

• Advertising and other marketing costs;

• Costs of creating and expanding product lines.

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors.

Our future success is dependent, in part, on the performance and continued service of Salvador Rosillo, our President and CEO. Without his continued service, we may be forced to interrupt or eventually cease our operations.

We are presently dependent to a great extent upon the experience, abilities and continued services of Salvador Rosillo, our President and CEO. We currently have an employment agreement with Mr. Rosillo through January 2019. The loss of his services would delay our business operations substantially.

Our current officers and sole director do not have experience in the trade business.

Although our officers and sole director have extensive business experience, they do not have extensive experience in the Hemp based product business or retail business. Therefore, without industry-specific experience, their business experience may not be enough to effectively start-up and maintain a Hemp based product company. As a result, the implementation of our business plan may be delayed, or eventually, unsuccessful.

Because our current President has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Salvador Rosillo, our president and director, currently devotes approximately forty hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Salvador Rosillo to our company could negatively impact our business development.

If Salvador Rosillo, our President and Director, should resign or die, we will not have a Chief Executive Officer that could result in our operations suspending. If that should occur, you could lose your investment.

We are extremely dependent on the services of our president and director, Salvador Rosillo, for the future success of our business. The loss of the services of Salvador Rosillo could have an adverse effect on our business, financial condition and results of operations. If he should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose most if not all of your entire investment.

If we cannot effectively increase and enhance our sales and marketing capabilities, we may not be able to increase our revenues.

We need to further develop our sales and marketing capabilities to support our commercialization efforts. If we fail to increase and enhance our marketing and sales force, we may not be able to enter new or existing markets. Failure to recruit, train and retain new sales personnel, or the inability of our new sales personnel to effectively market and sell our products, could impair our ability to gain market acceptance of our products.

Our current Chief Executive Officer and President, Salvador Rosillo, beneficially owns approximately or has the right to vote on 76.28% of our outstanding Class A and Class B common stock. As a result, he has a substantial voting power in all matters submitted to our stockholders for approval including:

• Election of our board of directors;

• Removal of any of our directors;

• Amendment of our Certificate of Incorporation or bylaws;

• Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of his ownership and position, he is able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by him could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in our company may decrease. Mr. Rosillo's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Our growth will place significant strains on our resources.

The Company is currently in the exploration stage, with only limited operations, and has not generated any revenue since inception in February 2014. The Company's growth, if any, is expected to place a significant strain on the Company's managerial, operational and financial resources. Moving forward, the Company's systems, procedures or controls may not be adequate to support the Company's operations and/or the Company may be unable to achieve the rapid execution necessary to successfully implement its business plan. The Company's future operating results, if any, will also depend on its ability to add additional personnel commensurate with the growth of its operations, if any. If the Company is unable to manage growth effectively, the Company's business, results of operations and financial condition will be adversely affected.

The recently enacted JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

As a publicly reporting company, we will continue to incur significant costs in staying current with reporting requirements. Salvador Rosillo will be required to devote substantial time to compliance initiatives. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and ability to provide accurate financial information to our shareholders.

Salvador Rosillo and other future personnel will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, that are necessary to remain as an OTCMarkets alternative reporting company, will be costly as an external third party consultant(s), attorney, or firm, may have to assist in some regard to following the applicable rules and regulations for each filing on behalf of the company.

We currently do not have an internal audit group, and we will eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting. Additionally, due to the fact that we only have two officers and one Director, who have minimal experience as an officer or Director of a reporting company, such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders.

Moreover, if we are not able to comply with the requirements or regulations as an SEC reporting company, in any regard, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Our two officers and sole director lack experience in and with the reporting and disclosure obligations of publicly-traded companies.

While we rely heavily on Salvador Rosillo, he lacks experience in and with the reporting and disclosure obligations of publicly-traded companies and with serving as an officer or Director of a publicly-traded company. Such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders. Consequently, our operations, future earnings and ultimate financial success could suffer irreparable harm due to our officer and director’s ultimate lack of experience in our industry and with publicly-traded companies and their reporting requirements in general. Additionally, due to the fact that our sole officer and director is lacking experience with companies in our industry, we may be unable to successfully implement our business plan, and/or manage our future growth if any. Our two officers and one director do not currently believe that his outside employment affects the day to day operations of the Company. While the Company believes that the time and resources that our sole officer and director is able to provide to the Company, and/or which they may be willing to provide to us in the future is sufficient, our operations and growth (if any) may be adversely affected by the fact that our sole officer and director is only able to provide a limited number of hours of service to the Company per week and/or his outside employment.

Risks Relating to the Company’s Securities

Even though a public market exists for our Company’s common stock, OTC Markets, Inc. has placed a caveat emptor warning on our stock which could affect your ability to liquidate your stock.

On Friday, January 26, 2018 placed a caveat emptor on your stock symbol.  Although we are working diligently on having this corrected, your broker may not be willing to allow a deposit of your shares now, or ever.  You may incur additional costs related to your deposit, compliance, and legal fees.

We may in the future issue additional shares of our common stock, which may have a dilutive effect on our stockholders.

Our Certificate of Incorporation authorizes the issuance of 6.000,000,000 shares of Class A common stock, of which 521,320,840 shares are issued and outstanding, and 108,000,000 shares of Class B common stock, of which 108,000,000 shares are issued and outstanding, each as of March 16, 2017. The future issuance of our Class A common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We do not currently intend to pay dividends on our common stock and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in its value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

State Securities Laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell Shares.

Secondary trading in our common stock may not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock cannot be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to HEMPAMERICANA, INC. and held in our corporate bank account if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

Our President, Salvador Rosillo does not have substantial prior experience conducting a best effort offering, and our best effort offering does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to commence and sustain our business and our investors may lose their entire investment.

Salvador Rosillo does not have any experience conducting a best-effort offering. Consequently, we may not be able to raise the funds needed to commence business operations. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15G-9 which established the definition of a “Penny Stock.”

Based on the expected offering price, the shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and must deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares of our Company’s offering, we may have to seek alternative financing to implement our business plan.

Our two officers and one director have minimal experience managing a public company, which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting.

Salvador Rosillo, our chief executive officer and sole director, has minimal experience managing a public company, which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. The same is true for Nieves Rosillo, our secretary. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

Our management has a limited experience operating a public company and is subject to the risks commonly encountered by early-stage companies.

Although HempAmericana, Inc. has some experience in operating small companies, current management has not had to manage expansion while being a public company. Many investors may treat us as an early-stage company.  In addition, management has not overseen a company with large growth. Because we have a limited operating history, our operating prospects should be considered in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. These risks include:

●	risks that we may not have sufficient capital to achieve our growth strategy;

●	risks that we may not develop our product and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;

●	risks that our growth strategy may not be successful; and

●	risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business would be significantly harmed.

We have a history of operating losses and we may need additional financing to meet our future long term capital requirements.

We have a history of losses and may continue to incur operating and net losses for the foreseeable future. As of February 28, 2017, we had a net loss of $440,330 and for the year ended February 29, 2016 we had a net loss of $7,953. We have not achieved profitability on an annual basis. We may not be able to reach a level of revenue to achieve profitability. If our revenues grow slower than anticipated, or if operating expenses exceed expectations, then we may not be able to achieve profitability in the near future or at all, which may depress our stock price.

We may need significant additional capital, which we may be unable to obtain.

We may need to obtain additional financing over time to fund operations. Our management cannot predict the extent to which we will require additional financing, and can provide no assurance that additional financing will be available on favorable terms or at all. The rights of the holders of any debt or equity that may be issued in the future could be senior to the rights of common shareholders, and any future issuance of equity could result in the dilution of our common shareholders’ proportionate equity interests in our company. Failure to obtain financing or an inability to obtain financing on unattractive terms could have a material adverse effect on our business, prospects, results of operation and financial condition.

Our resources may not be sufficient to manage our potential growth, and failure to properly manage our potential growth would be detrimental to our business.

We may fail to adequately manage our potential future growth. Any growth in our operations will place a significant strain on our administrative, financial and operational resources, and increase demands on our management and on our operational and administrative systems, controls and other resources. We cannot assure you that our existing personnel, systems, procedures or controls will be adequate to support our operations in the future or that we will be able to successfully implement appropriate measures consistent with our growth strategy. As part of this growth, we may have to implement new operational and financial systems, procedures and controls to expand, train and manage our employee base, and maintain close coordination among our technical, accounting, finance, marketing and sales staff. We cannot guarantee that we will be able to do so, or that if we are able to do so, we will be able to effectively integrate them into our existing staff and systems. To the extent we acquire businesses, we will also need to integrate and assimilate new operations, technologies and personnel. If we are unable to manage growth effectively, such as if our sales and marketing efforts exceed our capacity to install, maintain and service our products or if new employees are unable to achieve performance levels, our business, operating results and financial condition could be materially and adversely affected.

We will need to increase the size of our organization, and we may be unable to manage rapid growth effectively.

Our failure to manage growth effectively could have a material and adverse effect on our business, results of operations and financial condition. We anticipate that a period of significant expansion will be required to address possible acquisitions of business, products, or rights, and potential internal growth to handle licensing and research activities. This expansion will place a significant strain on management, operational and financial resources. To manage the expected growth of our operations and personnel, we must both improve our existing operational and financial systems, procedures and controls and implement new systems, procedures and controls.

We must also expand our finance, administrative, and operations staff. Our current personnel, systems, procedures and controls may not adequately support future operations. Management may be unable to hire, train, retain, motivate and manage necessary personnel or to identify, manage and exploit existing and potential strategic relationships and market opportunities.

Our ability to protect our intellectual property and proprietary technology through patents and other means is uncertain and may be inadequate, which would have a material and adverse effect on us.

Our success depends significantly on our ability to protect our proprietary rights to the technologies used in our products. We currently do not have any patents pending, thus we cannot assure you that we will be able to control all of the rights for all of our intellectual property. If we rely on patent protection, as well as a combination of copyright, trade secret and trademark laws and nondisclosure, confidentiality and other contractual restrictions to protect our proprietary technology, including our licensed technology. However, these legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep any competitive advantage. Both the patent application process and the process of managing patent disputes can be time-consuming and expensive. Competitors may be able to design around our patents or develop products which provide outcomes which are comparable or even superior to ours. Steps that we have taken to protect our intellectual property and proprietary technology, including entering into confidentiality agreements and intellectual property assignment agreements with some of our officers, employees, consultants and advisors, may not provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure or other breaches of the agreements. Furthermore, the laws of foreign countries may not protect our intellectual property rights to the same extent as do the laws of the United States.

In the event a competitor infringes upon our licensed or pending patent or other intellectual property rights, enforcing those rights may be costly, uncertain, difficult and time consuming. Even if successful, litigation to enforce our intellectual property rights or to defend our patents against challenge could be expensive and time consuming and could divert our management’s attention. We may not have sufficient resources to enforce our intellectual property rights or to defend our patents rights against a challenge. The failure to obtain patents and/or protect our intellectual property rights could have a material and adverse effect on our business, results of operations and financial condition.

We may become subject to claims of infringement or misappropriation of the intellectual property rights of others, which could prohibit us from developing our products, require us to obtain licenses from third parties or to develop non-infringing alternatives and subject us to substantial monetary damages.

Third parties could, in the future, assert infringement or misappropriation claims against us with respect to products we develop. Whether a product infringes a patent or misappropriates other intellectual property involves complex legal and factual issues, the determination of which is often uncertain. Therefore, we cannot be certain that we have not infringed the intellectual property rights of others. Our potential competitors may assert that some aspect of our product infringes their patents. Because patent applications may take years to issue, there also may be applications now pending of which we are unaware that may later result in issued patents upon which our products could infringe. There also may be existing patents or pending patent applications of which we are unaware upon which our products may inadvertently infringe.

Any infringement or misappropriation claim could cause us to incur significant costs, place significant strain on our financial resources, divert management’s attention from our business and harm our reputation. If the relevant patents in such claim were upheld as valid and enforceable and we were found to infringe them, we could be prohibited from selling any product that is found to infringe unless we could obtain licenses to use the technology covered by the patent or are able to design around the patent. We may be unable to obtain such a license on terms acceptable to us, if at all, and we may not be able to redesign our products to avoid infringement. A court could also order us to pay compensatory damages for such infringement, plus prejudgment interest and could, in addition, treble the compensatory damages and award attorney fees. These damages could be substantial and could harm our reputation, business, financial condition and operating results. A court also could enter orders that temporarily, preliminarily or permanently enjoin us and our customers from making, using, or selling products, and could enter an order mandating that we undertake certain remedial activities. Depending on the nature of the relief ordered by the court, we could become liable for additional damages to third parties

We may not be successful in the implementation of our business strategy or our business strategy may not be successful, either of which will impede our development and growth.

Our business strategy involves the procurement of raw hemp and the sale of hemp based products, which are heavily legally regulated. Our ability to implement this business strategy is dependent on our ability to:

●	predict future laws and regulations regarding the growth, sale and production of hemp and hemp-based products;

●	establish brand recognition and customer loyalty; and

●	manage growth in administrative overhead costs during the initiation of our business efforts.

We do not know whether we will be able to continue successfully implementing our business strategy or whether our business strategy will ultimately be successful. In assessing our ability to meet these challenges, a potential investor should take into account our limited operating history and brand recognition, our management’s relative inexperience, the competitive conditions existing in our industry and general economic conditions. Our growth is largely dependent on our ability to successfully implement our business strategy. Our revenues may be adversely affected if we fail to implement our business strategy or if we divert resources to a business that ultimately proves unsuccessful.

We have limited existing brand identity and customer loyalty; if we fail to market our brand to promote our service offerings, our business could suffer.

Because of our limited operating history, we currently do not have strong brand identity or brand loyalty. We believe that establishing and maintaining brand identity and brand loyalty is critical to attracting customers to our program. In order to attract copyright holders to our program, we may be forced to spend substantial funds to create and maintain brand recognition among consumers. We believe that the cost of our sales campaigns could increase substantially in the future. If our branding efforts are not successful, our ability to earn revenues and sustain our operations will be harmed.

Promotion and enhancement of our services will depend on our success in consistently providing high-quality services to our customers. Since we rely on technology partners to provide portions of the service to our customers, if our suppliers do not send accurate and timely data, or if our customers do not perceive the products we offer as superior, the value of our brand could be harmed. Any brand impairment or dilution could decrease the attractiveness of our services to one or more of these groups, which could harm our business, results of operations and financial condition.

A competitor with a stronger or more suitable financial position may enter our marketplace.

To our knowledge, there are currently more than 60 companies in the United States that deal in hemp and hemp products. The success of our company primarily depends on the interest of industrial, commercial and household consumers in purchasing our products, as opposed to a similar products offered by a competitor. If a direct competitor arrives in our market, achieving market acceptance for our products may require additional marketing efforts and the expenditure of significant funds, the availability of which we cannot be assured, to create awareness and demand among customers. We have limited financial, personnel and other resources to undertake additional marketing activities. Accordingly, no assurance can be given that we will be able to win business from a stronger competitor.

A significant portion of our current limited revenue is dependent upon a small number of retailers and the loss of any one of these retailers would negatively impact our revenues and our results of operations.

There are currently only a few retail stores who sell “Rolling Thunder” papers. The company does not currently have a distributor for the papers and while the company at one point had 63 retail stores selling the papers, the Company has had problems with meeting supply demands from retail consumers because of inventory issues.

Our current inventory is extremely limited due to lack of working capital.

We only have 160 boxes of papers and a few bottles of CBD oil currently in stock. The company currently does not have adequate working capital and therefore cannot order more production of its products. This severely impacts our revenue potential since without adequate working capital, we are unable to meet inventory requirements for the mass-sale of our products.

Our products are currently manufactured abroad and therefore there are significant political, legal and other risks.

Our rolling papers are currently manufactured in China. Our CDB oil is currently bottled by a Colorado company that sources its oil before reformulation in Europe. Dealing with non-US based companies involve challenges in communications, shipping and compliance with laws in jurisdictions with which our Company is not familiar.

Our exposure to outside influences beyond our control, including new legislation or court rulings could adversely affect our enforcement activities and results of operations.

Our enforcement activities are subject to numerous risks from outside influences, including the following:

●	Legal precedents could change which could make production of our products more difficult.

●

New legislation, regulations or rules related to hemp production and sales in the United States or abroad could significantly increase our operating costs or decrease our ability to effectively produce and/or sell hemp or hemp-based products.

The occurrence of any one of the foregoing could significantly damage our business and results of operations.

Product defects or errors in our products could harm our reputation, result in significant costs to us and impair our ability to sell our products, which would harm our operating results.

Our products may contain undetected defects or problems when first introduced or as new products are released, which could materially and adversely affect our reputation, result in significant costs to us and impair our ability to sell our products in the future. The costs incurred in correcting any defects or errors may be substantial and could adversely affect our operating results.

Litigation may harm our business.

Substantial, complex or extended litigation could cause us to incur significant costs and distract our management. For example, lawsuits by employees, stockholders, collaborators, distributors, customers, competitors or others could be very costly and substantially disrupt our business. Disputes from time to time with such companies, organizations or individuals are not uncommon, and we cannot assure you that we will always be able to resolve such disputes or on terms favorable to us. Unexpected results could cause us to have financial exposure in these matters. We currently do not have any financial reserves or insurance coverage. Any litigation could require us to provide additional reserves to address these liabilities, therefore impacting profits.

If we fail to develop new products successfully, our business could be adversely affected.

We depend on our founder to develop new products, control our manufacturing processes, process orders, manage inventory, process and bill shipments and collect cash from our customers, respond to customer inquiries, contribute to our overall internal control processes, maintain records of our property, plant and equipment, and record and pay amounts due vendors and other creditors. If we were to experience a prolonged disruption in our information systems that involve interactions with customers and suppliers, it could result in the loss of sales and customers and/or increased costs, which could adversely affect our overall business operation.

We may be subject to Government laws and regulations particular to our operations with which we may be unable to comply.

We may not be able to comply with all current and future government regulations which are applicable to our business. Our business operations are subject to all government regulations normally incident to conducting business (e.g., occupational safety and health acts, workmen's compensation statutes, unemployment insurance legislation, income tax, and social security laws and regulations, environmental laws and regulations, consumer safety laws and regulations, etc.) as well as to governmental laws and regulations applicable to small public companies and their capital formation efforts and further restrictions imposed upon Industrial Hemp within the United States. Although we will make every effort to comply with applicable laws and regulations, we can provide no assurance of our ability to do so, nor can we predict the effect of those regulations on our proposed business activities. Our failure to comply with material regulatory requirements would likely have an adverse effect on our ability to conduct our business and could result in our cessation of active business operations.

The U.S. laws pertaining to the importation and exportation of hemp based products may adversely affect our ability to fully implement our business plan.

In the United States today the U.S. Customs Service has a “zero tolerance standard” for the importation of industrial hemp. What this means is that a product cannot have any potentially dangerous substances contained in it or it will be considered adulterated and unfit for human consumption, and thus illegal to possess or use per U.S. Federal Law. In 2001 the DEA elaborated on this and clarified that any product with any quantity of THC in it at all cannot be imported into the United States. Since no hemp based products containing THC are legally permitted in the United States such products with THC are not allowed to be exported out of the United States either. Because of the strict laws that exist with the U.S. importation and exportation of industrial hemp products our business could be adversely affected.

Any failure to maintain adequate general liability, commercial and service liability insurance could subject us to significant losses of income.

We do not currently carry general liability, service liability and commercial insurance, and therefore, we have no protection against any general, commercial and/or service liability claims. Any general, commercial and/or service liability claims will have a material adverse effect on our financial condition. There can be no assurance that we will be able to obtain insurance on reasonable terms when we are able to afford it.

Our revenue growth rate depends primarily on our ability to execute our business plan.

We may not be able to identify and maintain the necessary relationships within our industry.  Our ability to execute our business plan also depends on other factors, including the ability to:

1. Negotiate and maintain contracts and agreements with acceptable terms;

2. Hire and train qualified personnel;

3. Maintain marketing and development costs at affordable rates; and,

4. Maintain an affordable labor force.

A decline in general economic condition could lead to reduced consumer traffic and could negatively impact our business operation and financial condition, which could have a material adverse effect on our business, financial condition and results of operations.

Our operating and financial performance may be adversely affected by a variety of factors that influence the general economy. Consumer spending habits, including chiefly the demand for industrial hemp products, are affected by, among other things, prevailing economic conditions, levels of unemployment, salaries and wage rates, prevailing interest rates, income tax rates and policies, consumer confidence and consumer perception of economic conditions. In addition, consumer purchasing patterns may be influenced by consumers’ disposable income. In the event of an economic slowdown, consumer spending habits could be adversely affected and we could experience lower net sales than expected on a quarterly or annual basis which could have a material adverse effect on our business, financial condition and results of operations.

The company’s ability to expand its operations will depend upon the company’s ability to raise significant additional financing as well as to generate income.

Developing our business may require significant capital in the future. To meet our capital needs, we expect to rely on our cash flow from operations and, potentially, third-party financing. Third-party financing may not, however, be available on terms favorable to us, or at all. Our ability to obtain additional funding will be subject to various factors, including market conditions, our operating performance, lender sentiment and our ability to incur additional debt. These factors may make the timing, amount, terms and conditions of additional financings unattractive. Our inability to raise capital could impede our growth.

If we fail to maintain the value of our brand, our sales are likely to decline.

Our success depends on the value created by HempAmericana. Maintaining, promoting and positioning our brand will depend largely on the success of our marketing and merchandising efforts and our ability to provide a consistent, high quality customer experience. Our brand could be adversely affected if we fail to achieve these objectives or if our public image or reputation were to be tarnished by negative publicity. Any of these events could result in a decrease in sales and market share.

Any acquisitions that we make could disrupt our business and harm our financial condition.

We expect to evaluate potential strategic acquisitions of complementary businesses, products or technologies from time to time. We may also consider joint ventures and other collaborative projects. We may not be able to identify appropriate acquisition candidates or strategic partners of any businesses, products or technologies. Furthermore, the integration of any acquisition and management of any collaborative project may divert management’s time and resources from our core business and disrupt our operations. If we decide to expand our product offerings beyond our current products, we may spend time and money on projects that do not increase our sales. Any cash acquisition we pursue would diminish the cash available to us for other uses, and any stock acquisition would dilute our stockholders’ ownership. While we, from time to time, evaluate potential collaborative projects and acquisitions of businesses, products and technologies, and anticipate continuing to make these evaluations, we have no present understandings, commitments or agreements with respect to any future acquisitions or collaborative projects.

Strong competition in the hemp industry could decrease our market share.

The hemp industry is highly competitive. We compete with various corporations and business entities with business plans comparable to our own. In addition, some of our competitors may have substantially greater name recognition and financial and other resources than we have, which may enable them to compete more effectively for the available market share. We also expect to face increased competition as a result of new entrants to the hemp industry, we may not be able to compete successfully against current or future competitors and may face competitive pressures that could adversely affect our business or results of operations.

Risks Related to the Securities Markets and Ownership of our Equity Securities

The Common Stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

The Common Stock has historically been sporadically traded on the OTC PinkSheets, meaning that the number of persons interested in purchasing our shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

The market price for the common stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of revenue, which could lead to wide fluctuations in our share price. The price at which you purchase our shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

The market for our shares of common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our shares are sporadically traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares is sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative investment due to, among other matters, our limited operating history and lack of revenue or profit to date, and the uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the securities of a seasoned issuer. The following factors may add to the volatility in the price of our shares: actual or anticipated variations in our quarterly or annual operating results; acceptance of our inventory of games; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our shares regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our shares will be at any time, including as to whether our shares will sustain their current market prices, or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

The market price of our common stock may be volatile and adversely affected by several factors.

The market price of our common stock could fluctuate significantly in response to various factors and events, including, but not limited to:

●	our ability to integrate operations, technology, products and services;

●	our ability to execute our business plan;

●	operating results below expectations;

●	our issuance of additional securities, including debt or equity or a combination thereof;

●	announcements of technological innovations or new products by us or our competitors;

●	loss of any strategic relationship;

●	industry developments, including, without limitation, changes in laws, policies or practices related to hemp and its production;

●	economic and other external factors;

●	period-to-period fluctuations in our financial results; and

●	whether an active trading market in our common stock develops and is maintained.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.  Issuers using the Alternative Reporting standard for filing financial reports with OTC Markets are often subject to large volatility unrelated to the fundamentals of the company.

Our officers and directors beneficially own approximately 80.17% of our outstanding shares of common stock as of the date of this offering and our founder controls more than a majority of the votes associated with our common stock.

Our officers and directors beneficially own approximately 80.17% of our outstanding shares of Class A and Class B common stock as of the date of this prospectus. Through his ownership of 100% of the Class B shares, our founder has the ability to solely influence all matters submitted to our shareholders for approval and to control our management and affairs, including extraordinary transactions such as mergers and other changes of corporate control, including going private transactions.

Our issuance of additional shares of Common Stock, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.

We are entitled under our articles of incorporation to issue up to 6,000,000,000 shares of Class A common stock. We have issued and outstanding, as of the date of this prospectus, 521,320,840 shares of Class A common stock. In addition, we are entitled under our articles of incorporation to issue up to 108,000,000 shares of class B common stock, the entirety of which is issued and outstanding and being held by our founder through his holding company. Our board may generally issue shares of common stock, preferred stock or options or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our founder may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will issue a large amount of additional securities to future additional directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans. We cannot give you any assurance that we will not issue additional shares of common stock, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains provisions that eliminate the liability of our directors for monetary damages to our company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

Anti-takeover provisions may impede the acquisition of our company.

Certain provisions of the Delaware Revised Statutes have anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring us to negotiate with, and to obtain the approval of, our board of directors in connection with such a transaction. However, certain of these provisions may discourage a future acquisition of us, including an acquisition in which the shareholders might otherwise receive a premium for their shares. As a result, shareholders who might desire to participate in such a transaction may not have the opportunity to do so.

Our financials are not independently audited, which could result in errors and/or omissions in our financial statements if proper standards are not applied.

Although the Company is confident its accounting firm, we are not required to have our financials audited by a certified Public Company Accounting Oversight Board (“PCAOB”). As such, our accountants do not have a third party reviewing the accounting.  Our accountants may also not be up to date with all publications and releases put out by the PCAOB regarding accounting standards and treatments.  This could mean our financials may not properly reflect up to date standards and treatments resulting misstated financials statements.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Our management has limited experience as a management team in a public company and as a result, projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

As an issuer of “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

As an issuer not required to make reports to the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, holders of restricted shares may not be able to sell shares into the open market as Rule 144 exemptions may not apply.

Under Rule 144 of the Securities Act of 1933 holders of restricted shares, may avail themselves of certain exemption from registration is the holder and the issuer meet certain requirements.  As a company that is not required to file reports under Section 13 or 15(d) of the Securities Exchange Act, referred to as a non-reporting company, we may not, in the future, meet the requirements for an issuer under 144 that would allow a holder to qualify for Rule 144 exemptions.  In such an event, holders of restricted stock would have to utilize another exemption from registration or rely on a registration statement to be filed by the Company registered the restricted stock.  Currently, the Company has no plans of filing a registration statement with the Commission.

Securities analysts may elect not to report on our common stock or may issue negative reports that adversely affect the stock price.

At this time, no securities analysts provide research coverage of our common stock, and securities analysts may not elect not to provide such coverage in the future. It may remain difficult for our company, with its small market capitalization, to attract independent financial analysts that will cover our common stock. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect the stock’s actual and potential market price. The trading market for our common stock may be affected in part by the research and reports that industry or financial analysts publish about our business. If one or more analysts elect to cover our company and then downgrade the stock, the stock price would likely decline rapidly. If one or more of these analysts cease coverage of our company, we could lose visibility in the market, which, in turn, could cause our stock price to decline. This could have a negative effect on the market price of our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

 We make forward-looking statements under the “Summary,” “Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections of this Offering Circular.  In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks and uncertainties described under “Risk Factors.”

While we believe we have identified material risks, these risks and uncertainties are not exhaustive. Other sections of this Offering Circular describe additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this Offering Circular to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

Forward-looking statements include, but are not limited to, statements about:

•	our business’ strategies and investment policies;

•	our business’ financing plans and the availability of capital;

•	potential growth opportunities available to our business;

•	the risks associated with potential acquisitions by us;

•	the recruitment and retention of our officers and employees;

•	our expected levels of compensation;

•	the effects of competition on our business; and

•	the impact of future legislation and regulatory changes on our business.

We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this Offering Circular.

USE OF PROCEEDS

HempAmericana, Inc. plans to use the proceeds from this offering to grow its business. The company intends to use the proceeds to acquire licenses domestically (when and if available) for the growing of hemp, acquire licenses internationally (when and if available) for the growing of hemp, product research and development, the purchase of inventory (CBD oil, rolling papers and new products), website development, marketing, operating capital, hiring staff and offering expenses. The more we are able to raise, the more we will be able to invest in these opportunities. Since this offering is on a best efforts basis, the amount of securities we sell is uncertain, therefore our use of proceeds will depend on how much we are able to raise under this offering. We intend to use the proceeds generally so as to provide the most value to our investors by growing sales of our existing products and entering markets with new products we are able to successfully develop.

Laws with respect to hemp production and sales are changing rapidly. Our plan of operations is such that it impossible to determine at this time whether the best uses of our capital will be geared towards developing vertically integrated products (purchase of land and machinery) or to partner with existing operating companies to develop our hemp-based secondary products.

The company owes our founder approximately $150,000 for expenses incurred with the company’s initial public offering and operations to date. The company will use the proceeds to repay our founder for these expenses, which have operated as a de facto loan.

The company owes its attorney approximately $50,000 for corporate law work and work related to this offering.

We reserve the right to change the use of proceeds based on changes to applicable law, such as the current federal restriction on the domestic production of hemp. If hemp production is allowed by the federal government, the company would prefer to source hemp domestically and produce hemp-based products domestically.

The table below represents our estimates of how we will allocate the monies raised from this offering, depending on the amount of funds we are able to successfully raise. The amounts below could change based on market conditions or other factors, such as demand for our products.

Net Proceeds (assumption):	$5,000,000	$10,000,000	$15,000,000	$20,000,000
Planned Uses
Marketing and marketing staff	$500,000	$1,000,000	$1,500,000	$2,000,000
Sales and sales staff	$500,000	$1,000,000	$2,000,000	$3,000,000
Inventory	$500,000	$1,000,000	$3,000,000	$4,000,000
Distribution warehouse	$500,000	$2,000,000	$3,000,000	$3,000,000
Factory
Equipment and machinery	2,000,000	2,000,000	$3,000,000	$4,000,000
Additional employees	-	-	$1,500,000	$2,000,000
Investments in hemp-related going concerns (including licenses)	$1,000,000	$3,000,000	$1,000,000	$2,000,000

Notes:

It should be duly noted that the Company has already raised $1,111,011 pursuant to the ongoing offering approved on June 30, 2017.

The foregoing represents our best estimate of the allocation of the proceeds of this offering based on planned use of funds for the our operations and current objectives.

Under Net Proceeds, we have based our calculations and division of funds on the current needs of the Company. However, our market place is constantly changing.  Management may, depending on circumstances, be required to divert funds from one source to another as the business demands.  For example, a removal of the restriction on domestic hemp production would make us interested in producing hemp here in the United States.  Likewise, if our marketing efforts are less fruitful than anticipated for a particular hemp-based product, we may divert funds to improving the underlying product.

Under Net Proceeds, Marketing and Sales will largely be related to the hiring and payment of a human sales team as well as advertising costs associated with online advertising platforms such as Google Adwords and Facebook, as well as paying directly to websites per their ad and affiliate programs.

Increases with the success of our offering, will increase the corporation’s activities, which will result in a greater number of expenses.

Inventory refers to our existing Rolling Thunder hemp papers, as well as CBD oil products and other hemp-related products we believe we will be able to market successfully and achieve solid sales results.

Factory, Equipment and Machinery and Additional Employees refers to our desire to manufacture our own hemp-based products. As a business strategy, however, we will only do this if we raise the necessary capital, but also only in the event that we deem it in the best interest of the company (i.e., we will continue to invest in sales and marketing of our existing products if we believe that this will yield our investors a higher yield on their capital). A factory could use to process raw hemp and turn it into consumer friendly products, such as food or clothing products. Machinery would include decortication machine(s) and other machines necessary for the manufacturing of hemp-based products.

Investments in “Hemp-related going concerns” refers to our willingness to enter into joint-venture or make equity or similar types of investments in existing hemp-related businesses where we can achieve economies of scale for our products (e.g. investing in hemp processing plants) and allow our company to access new markets.

DIVIDEND POLICY

We have not declared or paid any dividends on our common stock. We intend to retain earnings for use in our operations and to finance our business. Any change in our dividend policy is within the discretion of our board of directors and will depend, among other things, on our earnings, debt service and capital requirements, restrictions in financing agreements, if any, business conditions, legal restrictions and other factors that our board of directors deems relevant.

DILUTION

Purchasers of our common stock in this offering will experience an immediate dilution of net tangible book value per share from the public offering price.  Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of shares of common stock and the net tangible book value per share immediately after this Offering. It is not possible to calculate the net dilution because we cannot determine the exact size of the offering, however, below we have provided an estimation based on an offering price of $0.005 per share.

	25%	50.0%	75%	100%
Net Value	$5,257,857.72	$9,980,107.45	$14,702,357.17	$19,424,606.89
# Total Shares	2,252,596,590	3,247,874,341	4,243,152,091	5,238,429,841
Net Book Value Per Share	$0.0023	$0.0031	$0.0035	$0.0037
Increase in NBV/Share	$0.0019	$0.0026	$0.0030	$0.0033
Dilution to new shareholders	$0.0027	$0.0019	$0.0015	$0.0013
Percentage Dilution to New	53.32%	38.54%	30.70%	25.84%

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and the notes thereto of the Company, as well as the financial statements and the notes thereto of HempAmericana, Inc., included in this Offering Circular. The following discussion contains forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” above.

Overview

HempAmericana, Inc. was incorporated on February 10, 2014 and commenced operations immediately thereafter. We are still in the research development stage of our business, aiming to develop and sell hemp-related products. We currently only have two products, “Rolling Thunder” hemp-based rolling papers and “Weed Got Oil” CBD oil.

Recent Developments

On February 1, 2016 we amended our certificate of incorporation to create two classes of common stock. All existing shares of common stock were converted on a 1-to-1 basis to Class A common shares. The amendment also created a Class B common stock. The Class A and Class B common stock are equal in economic rights, but the Class B common stock has super-voting rights granting their holder 108 votes per share. All 108,000,000 shares of the Class B common stock were immediately issued to 864, Inc., a Delaware corporation wholly-owned by Salvador Rosillo. This was done as part of Mr. Rosillo’s total compensation from the company on a pro forma basis, but primarily done to provide strategic protection to the Company so that control of the company remained with our founder. On January 4, 2017, we amended our certificate of incorporation to increase the number of authorized Class A common shares to 6,000,000 to accommodate this offering.

Our founder, Salvador Rosillo, has worked without compensation, except for his initial allotment of shares, since the company’s inception. He was granted 45,215,533 shares of common stock for his first year of service to the company through February 10, 2015. On January 27, 2016, he  entered into an employment agreement with the company that paid him for the period of February 11, 2015 to January 27, 2016, 45,000,000 shares of common stock (5,000,000 shares to him and 40,000,000 shares to Africement, Inc., a Delaware corporation wholly-owned by Salvador Rosillo as his designee), which gave him effective control of the company. This agreement was amended as of February 9, 2016 (after the amendment to our certificate of incorporation) so that compensation could be granted to Salvador Rosillo for the following three years. It was determined to be in the best interests of shareholders to have a strategic investor hold the Class B shares, and therefore the total of authorized Class B shares (108,000,000) were issued to 864, Inc., a wholly-owned designee of Mr. Rosillo, as part of Mr. Rosillo’s total compensation.

Additionally, on February 9, 2016 for her past services to the company as secretary, and for the following three years of service, the company entered into an employment agreement with Nieves Rosillo, which granted her 10,000,000 shares of our Class A common stock. Nieves Rosillo is a New York, New York resident and the sister of our founder and CEO, Sal Rosillo.

On January 24, 2017, the Company entered into a Settlement Agreement with Rockwell Capital Partners, Inc. settling outstanding debts owed as accounts payable that were purchased by Rockwell Capital Partners, Inc.  Per the terms of the Settlement, Rockwell Capital Partners, Inc. shall accept payment in the form of shares of Class A common stock.  Payments are limited to no more than 9.99% of the issued and outstanding at the time of the payment and shall be a number of shares equal to a 45% discount to the average of the two lowest market prices for the previous 15 trading days. As of the date of this filing, Rockwell converted exactly$265,055.50 into 45,760,000 shares of common stock.  There are no additional shares to be issued.

Revenue

We did not generate any revenues during the year ended February 28, 2017, compared to $720 for the year ended February 29, 2016.

For the period ended November 30, 2017, we did not generate any revenues compared to the nine-month period ended November 30, 2016, where we generated $720.

Cost of Revenue

Direct cost of revenues during the year ended February 28, 2017 amounted to $4449,330 compared to $7,953 for the year ended February 29, 2016. Our costs were generally associated with general and administrative expenses.

Direct cost of revenues for the nine-month period ended November 30, 2017 amounted to $696,111 compared to $366,506 for the nine-month period ended November 30, 2016.  Our costs were generally associated with general and administrative expenses.

Net loss

As a result of the foregoing, during the year ended February 28, 2017, we recorded a net loss of $439,610 compared to $7,953 for the year ended February 29, 2016.

For the nine-month period ended November 30, 2017 we recorded a net loss of $696,111 compared to a net loss of $366,506 for the nine-month period ended November 30, 2016.

Liquidity and Capital Resources

As of November 30, 2017, the Company had cash on hand of $54,973 compared to $383 at the beginning of the fiscal year. We may be required to raise additional funds, particularly if we are unable to generate positive cash flow as a result of our operations. We estimate that based on current plans and assumptions, that our cash will not be sufficient to satisfy our cash requirements under our present operating expectations, without further financing, for up to 12 months. In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources. Management’s plans to continue as a going concern include raising additional capital through borrowings and the sale of common stock. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in case of an equity financing.

Operating Activities

During the year ended February 28, 2017, we used $53,295 in operating activities. During the year ended February 29, 2016, we used $11,381 of cash in operating activities.

During the nine-months ended November 30, 2017 we used $2,517,552 in operating activities compared to $(267,169) for the nine-month period ended November 30, 2016.

Financing Activities

During the year ended February 28, 2017, financing activities provided $255,749 through the sale of our common stock compared to 9,347 for the year ended February 29, 2016 through the sale of our common stock.

During the nine-month period ended November 30, 2017, financing activities provided $(2,194,871), compared to the nine-month period ended November 30, 2016 where financing activities provided $370,130.

 Critical Accounting Policies and Estimates

Use of estimates

The preparation of the unaudited financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

BUSINESS

INDUSTRY OVERVIEW

This Prospectus includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this Prospectus, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

Hemp Industry

Hemp is one of the earliest domesticated plants on the planet. Its use can be dated back to the fifth century B.C. The United States has the largest amount of hemp imported but it is one of the few countries that does not allow it to be grown under the Controlled Substance Act. The reasoning behind this is because the federal government does not distinguish between the various strains of cannabis such as those that are grown exclusively for the durability of hemp material. It should be noted that recently a number of states have begun to enact state laws that allow for the growth of hemp, but the federal law still remains in effect. This hemp material goes into food, health products, rope, fabric, textiles and even concrete.

Despite the historically negative stigma associated with hemp it is in fact one of the most environmentally friendly crops requiring few, if any, pesticides and is also biodegradable. Most of the negative stigma associated with cannabis is due to the fact that it can bud Δ9-tetrahydrocannabinol (THC).

Industrial hemp material generally contains less than 0.3% of THC while cannabis grown for marijuana use sometimes contains upwards of 20%. Ingestion or use of industrial hemp based products does not have psychoactive effects due to the very low quantity of THC, if there is any at all. This makes it legal for sale within the United States so long as it follows certain regulations and laws.

According to the Congressional Research Service there are over 25,000 products on the global market that are derived from hemp. It is estimated that in the United States the market for hemp based products may be 500,000,000 million dollars per year, although an exact number has not been determined.  Between 156 and 171 million dollars of this market is made up of body care items and food based supplements. 100 million is associated with hemp based clothing and textiles. The remaining balance is associated with an array of various other hemp based goods.

Our Business

HempAmericana, Inc. (the “Company”) was incorporated with the state of Delaware on February 10, 2014 under the name HempAmericana, Inc.

The Company remained a reporting Company until, on June 12, 2015, the Company filed a Form 15-12G, voluntarily terminating registration of the Company’s equity with the Commission. In 2015, the Company applied to file with OTC Markets, Inc. on their PinkSheet exchange under Alternative Reporting approved by the Commission, providing unaudited financial statements.  The Company has never been deemed a shell company as defined under Rule 144 of the Securities Act of 1933, as amended.

The primary business of the Company has been to develop hemp-based products and bring them to market. The Company currently wholesales and retails two products that it has developed, but does not have the capital required to implement a marketing and sales plan. The Company plans to develop further secondary hemp-based products, such as health products and construction materials, but to do this it must first raise the necessary capital for product development, marketing and sales.

The Company ideally on a long-term basis intends to find appropriate locales where it can begin a hemp farm, together with the appropriate machinery for its harvesting, but this is subject to U.S. laws that restrict the production of Hemp in the United States. The Company also intends to invest in factories that use decorticators, machines designed to strip the fibers from the hemp plant, as well as other machines that can produce the valuable CBD oil from the hemp plant. This will all require capital investment so that we can be a vertically integrated company. If the company is unable to raise sufficient capital, it will instead partner with going concerns to bring to market the most profitable hemp-based products, such as CBD oil.

The Company’s pricing model will be based on market demand. However, it is believed that by the Company investing in hemp’s primary production, it can become a market leader in the sale of secondary products, such as CBD oil.

The Company’s revenue is to be derived from the wholesale and retail sales of secondary hemp-based products.

Strategy and 12 Month Outlook

Assuming we raise less than half of the value of this offering, our focus will be to develop and sell our existing hemp rolling papers and CBD oils, together with potentially other hemp-related products, both on a wholesale and retail basis. Assuming we are able to raise at least more than half the funds under this Offering Circular, the Company plans to use the funds raised to invest in a hemp processing factory.  This will give us a presence for the growing global demand for hemp-based products.  We aim to do this for CBD oil, which in our view has the highest margin for hemp-based products. We will hire additional staff to help manage the production process. Additional staff will also allow us to scale our operations and sell more wholesale and retail CBD oil as well as continue expanding development of our other hemp-based products.  If the Company is able to either raise the entirety of the Offering or generate substantial revenues from our growth, we will begin to set up additional factories for the decortication process of hemp, which will allow us to sell hemp fibers to secondary-product producers that rely on hemp fibers for their products.  Again, this provides the Company with more additional revenue.  Expansion into raw hemp processing has additional benefits as well. First, and most importantly, it allows the Company to achieve economies of scale with its hemp-based products.  Secondly, since hemp production is not legal in the United States under current U.S. federal law, we have no other choice but to import our hemp from abroad. Generally, it will be most cost-effective for us to have a hemp-processing factory in a location where shipping costs for raw hemp is the least expensive. Therefore, it is possible that we will establish our hemp processing plant abroad. Ultimately our goal is market and sell our existing products and develop new hemp-based products. We believe that raising more funds will increase the likelihood that it will make economic sense to begin a vertically integrated model where we are able to turn raw hemp into consumer, commercial and even industrial products.

Competition

Currently, there are a number of other companies that are in the cannabis or hemp industry, all of which we consider to be our competition. Many of these companies provide hemp based products. One such competitor is “Bambu” that provides rolling papers made from hemp based material. In addition, the principal competitor that HempAmericana recognizes is Hemp Inc. Hemp Inc. is pursuing the potential uses of industrial hemp in much the same ways as HempAmericana. They also see the future possibilities of industrial hemp and will most likely be our primary competition for some time.

In the future, HempAmericana fully expects that other companies will recognize the value of hemp and enter into the marketplace as competitors.

Currently, there are numerous major competitors in the CBD oil business. Endoca is a company based in Copenhagen, Denmark that wholesales CBD oil and claims it is the world’s leading producer of CBD oil.  Bluebird Botanicals, a company in Colorado, USA, is a private company that claims to be one of the leaders in the industry. There is also Isodiol that claims it is a group of companies that “together, grow & harvest hemp on an industrial scale, and then process it to extract the cannabidiol (CBD) to the highest available purity for worldwide distribution.” There are numerous other wholesalers and retailers of CBD oil. However, we believe we can continue to distinguish ourselves by our vertical integration to produce hemp and then process it into CBD oil.

Market

Currently, there are no reliable resources for measuring the market for our specific products and services.  However, there are several ongoing trends that directly impact our business and the market for our products.  Firstly, hemp is becoming socially recognized as a useful product, and hemp-based products have already found their way into stores such as Whole Foods.  HempAmericana needs only to capture a percentage of this market to be successful.

Regulation

Our business relies heavily on interpreting and complying with rules and regulations pertaining to the importation of hemp.  Any changes to the laws or the enforcement of the same would be detrimental to our business.

Employees

As of January 22, 2018, we have one full time employee and one part- time employee.

General

The Company is currently headquartered in 78 Reade St Suite 4FW, New York, NY 10007. The Company's shares of common stock are publicly traded on the OTC Pinksheets under the symbol "HMPQ".

MANAGEMENT

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or he is removed from office. The Board of Directors has no nominating, auditing or compensation committees. The Board of Directors also appointed our officers in accordance with the Bylaws of the Company, and per employment agreements negotiated between the Board of Directors and the respective officer. Currently, there are two such employment agreements.  Officers listed herein are employed at the whim of the Directors and state employment law, where applicable.

The name, address, age and position of our officer and director is set forth below:

Name	Age	First Year as Director or Officer	Position
Salvador Rosillo	81	2014	Director, CEO, President
Nieves Rosillo	76	2014	Secretary

The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when such director's successor is elected and qualifies. No date for the next annual meeting of stockholders is specified in the Company's bylaws or has been fixed by the Board of Directors. The term of office of each officer of the Company ends at the next annual meeting of the Company's Board of Directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer's successor is elected and qualifies.

Directors are entitled to reimbursement for expenses in attending meetings but receive no other compensation for services as directors. Directors who are employees may receive compensation for services other than as director. No compensation has been paid to directors for services.

Biographical Information

Salvador Rosillo – Director, Chief Executive Officer, President

Salvador Rosillo is a US Army veteran. Rosillo served as an artillery surveyor, forward observer. He served from 1960 to 1966 (active 2 and ½ years and the remainder in the Reserve). He graduated from Columbia University with an M.F.A. in 1976. He also has a B.A. in anthropology from Columbia University in 1974. He studied anthropology for a total of ten years. He is a published author, poet and painter. He practices Buddhism, Taoism, Tai Chi and is an active swimmer and biker. During the 2000s, he ran a gold mining concession and mineral exploration company in Mali, West Africa.

Nieves Rosillo – Secretary

Nieves Rosillo is the sister of Salvador Rosillo. Ms. Rosillo provides part time secretarial duties for the Company.  She currently works with Grupa Exporta as their New York Representative providing sales and public relations support. She attended the Marketing and Advertising Institute of Mexico City has been schooled as a professional chef, attending several renowned cooking institutions. Ms. Rosillo has worked as an executive assistant for Mexican petroleum and construction companies and the casting and photography director for Nobles & Associates Advertising Company.

Executive Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our Officers and Directors who occupied such position as of the date of this Offering Circular, for all services rendered in all capacities to us for the period for the past 2 years. The Company has employment agreements with the persons named below. Their salary is null, but their compensation was granted stock. We do not currently have any benefits, such as health or life insurance, available to our employees.

Name and Position	Year	Salary ($)	Bonus ($)	Stock awards ($)	All other compensation ($)	Total ($)
Salvador Rosillo CEO/Director*	2014	-0-	-0-	-see below-	-0-	-see below-
	2015	-0-	-0-	-see below-	-0-	-see below-
	2016	-0-	-0-	-see below-	-0-	-see below-
	2017	-0-	-0-	-see below-	-0-	-see below-
Nieves Rosillo Secretary	2014	-0-	-0-	-see below-	-0-	-see below-
	2015	-0-	-0-	-see below-	-0-	-see below-
	2016	-0-	-0-	-0-	-0-	-0-
	2017	-0-	-0-	-see below-	-0-	-see below-

*Salvador Rosillo is the sole director of the company.

Our founder, Salvador Rosillo, has worked without compensation, except for his initial allotment of shares, since the company’s inception. He was granted 45,215,533 shares of common stock for his first year of service to the company through February 10, 2015. On January 27, 2016, he entered into an employment agreement with the company that paid him for the period of February 11, 2015 to January 27, 2016, 45,000,000 shares of common stock (5,000,000 shares to him and 40,000,000 shares to Africement, Inc., a Delaware corporation wholly-owned by Salvador Rosillo as his designee), which gave him effective control of the Company. This agreement was amended as of February 9, 2016 (after the amendment to our certificate of incorporation) so that compensation could be granted to Salvador Rosillo for the following three years. It was determined to be in the best interests of shareholders to have a strategic investor hold the Class B shares, and therefore the total of authorized Class B shares (108,000,000) were issued to 864, Inc., a wholly-owned designee of Mr. Rosillo, as part of Mr. Rosillo’s total compensation. On January 30, 2017, the Company issued Africement, Inc. exactly 324,000,000 shares of Class A common stock as payment toward moneys owed per the Employment Agreement.

On February 9, 2016, for past services to the Company as Secretary, the Company entered into an employment agreement with Nieves Rosillo, which granted her 10,000,000 shares of our Class A common stock.  Additionally, the Company issued Ms. Rosillo 19,778,000 shares of our Class A common stock on August 25, 2017 pursuant to an amended and restated employment agreement.

RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Salvador and Nieves Rosillo are brother and sister.

864, Inc., which owns 108,000,000 shares of our Class B common stock, is wholly-owned by Salvador Rosillo.

Africement, Inc., which owns 404,920,000 shares of Class A common stock, is wholly-owned by Salvador Rosillo.

PRINCIPAL STOCKHOLDERS

The following table sets forth information as to the shares of common stock beneficially owned as of January 22, 2018 by (i) each person known to us to be the beneficial owner of more than 5% of our common stock; (ii) each Director; (iii) each Executive Officer; and (iv) all of our Directors and Executive Officers as a group.  Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of common stock shown as beneficially owned by them. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, which generally means that shares of common stock subject to options currently exercisable or exercisable within 60 days of the date hereof are considered to be beneficially owned, including for the purpose of computing the percentage ownership of the person holding such options, but are not considered outstanding when computing the percentage ownership of each other person. The footnotes below indicate the amount of unvested options for each person in the table. None of these unvested options vest within 60 days of the date hereof.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Voting Percentage *	Voting Percentage* After Offering

Class A Common Stock	Salvador Rosillo	9,080,000	0.074%	**	%
Class A Common Stock	Africement, Inc.***	404,920,000	3.33%	**	%
Class A Common Stock	Nieves Rosillo	10,108,000	0.08%	**	%
Class B Common Stock	Salvador Rosillo	108,000,000	96.004%	**	%
All Officers and Directors (2 persons)	Class A Shares	424,108,000	3.49%	**	%
All Officers and Directors (1 person)	Class B Shares	108,000,000	96.04%	**	%

*Voting percentage in the above table are calculated by combining the voting power of Class A and Class B shares, as if voting together as a single class.

**Voting percentages after this offering will depend on the success of the offering. Since the overwhelming majority of voting rests with our founder through his Class B common stock, the voting percentages in the above table will not change materially in that so long as our founder holds the Class B common stock, he will maintain voting control of the Company.

***Africement, Inc. is an entity wholly owned by Salvador Rosillo, our CEO.

DESCRIPTION OF CAPITAL

The following summary is a description of the material terms of our capital stock and is not complete. You should also refer to our articles of incorporation, as amended and our bylaws, as amended, which are included as exhibits to the registration statement of which this Offering Circular forms a part.

We are authorized to issue up to 6,000,000,000 shares of Class A common stock, par value $0.001 per share, and 108,000,000 shares of Class B common stock, $0.001 value per share.

As of the date of this offering, we have 1,257,318,840 shares of Class A common stock and 108,000,000 shares of Class B common stock outstanding.

Common Stock

Voting

Each holder of our Class A common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Each holder of our Class B common stock is entitled to 108 votes for each share of Class B common stock held on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by a majority of the votes cast.

Dividends

Holders of our Class A and Class B common stock are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available for payment, subject to the rights of holders, if any, of our preferred stock.  Any decision to pay dividends on our common stock will be at the discretion of our Board of Directors. Our Board of Directors may or may not determine to declare dividends in the future.  See “Dividend Policy.”  The Board’s determination to issue dividends will depend upon our profitability and financial condition, and other factors that our Board of Directors deems relevant.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of our Class A and Class B common stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full all of our debts and after the holders of all outstanding preferred stock, if any, have received their liquidation preferences in full.

Preferred Stock

We are currently not authorized to issue any preferred stock.

Limitations on Liability and Indemnification of Officers and Directors

Delaware law authorizes corporations to limit or eliminate (with a few exceptions) the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors.  Our articles of incorporation and bylaws include provisions that eliminate, to the extent allowable under Delaware law, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, as the case may be.  Our articles of incorporation and bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers to the fullest extent permitted by Delaware law.  We are also expressly authorized to carry directors’ and officers’ insurance for our directors, officers, employees and agents for some liabilities.  We currently do not maintain directors’ and officers’ insurance covering certain liabilities that may be incurred by directors and officers in the performance of their duties

The limitation of liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.  These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.  In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to the indemnification provisions in our articles of incorporation and bylaws.

There is currently no pending litigation or proceeding involving any of directors, officers or employees for which indemnification is sought.

Transfer Agent

The transfer agent for our common stock is Olde Monmouth Stock Transfer.

SHARE ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our common stock in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.  We are unable to estimate the number of shares of common stock that may be sold in the future.

Upon the completion of this offering, we will have4, 521,320,840 outstanding shares of common stock if we complete the maximum offering hereunder.  All of the shares sold in this offering will be freely tradable without restriction under the Securities Act unless purchased by one of our affiliates as that term is defined in Rule 144 under the Securities Act, which generally includes directors, officers or 5% stockholders.

Rule 144

Shares of our common stock held by any of our affiliates, as that term is defined in Rule 144 of the Securities Act, may be resold only pursuant to further registration under the Securities Act or in transactions that are exempt from registration under the Securities Act. In general, under Rule 144 as currently in effect, any of our affiliates would be entitled to sell, without further registration, within any three-month period a number of shares that does not exceed the greater of:

•	1% of the number of shares of common stock then outstanding, which will equal about 4,865,608shares immediately after this offering, assuming minimum offering size; or

•	the average weekly trading volume of the unrestricted common stock during the four calendar weeks preceding the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates will also be subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

PLAN OF DISTRIBUTION

The Offering will be sold by our officers and directors.

This is a self-underwritten offering. This Offering Circular is part of an exemption under Regulation A that permits our officers and directors to sell the Shares directly to the public in those jurisdictions where the Offering Circular is approved, with no commission or other remuneration payable for any Shares sold. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. After the qualification by the Commission and acceptance by those states where the offering will occur, the Officer and Directors intends to advertise through personal contacts, telephone, and hold investment meetings in those approved jurisdiction only. We do not intend to use any mass-advertising methods such as the Internet or print media. Officers and Directors will also distribute the prospectus to potential investors at meetings, to their business associates and to his friends and relatives who are interested the Company as a possible investment, so long as they offering is an accordance with the rules and regulations governing the offering of securities in the jurisdictions where the Offering Circular has been approved. In offering the securities on our behalf, the Officers and Directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Terms of the Offering

The Company is offering, on a best-efforts, self-underwritten basis, a maximum of 4,000,000,000 shares of its common stock at a fixed price of $0.005 per share. The price of $0.005 per share is fixed for the duration of the offering. There is no minimum investment required from any individual investor. The shares are intended to be sold directly through the efforts of our officers and directors. The shares are being offered for a period not to exceed 360 days. The offering will terminate on the earlier of: (i) the date when the sale of all shares is completed, or (ii) 360 days from the effective date of this document. For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

In the event that the offering price, determined upon approval of the Attorney General of the state of New York, is such that to fulfill the Offering the Company will be required to increase the number of authorized Class A common stock, the Board has been authorized to file the appropriate filings with the state of Delaware.

VALIDITY OF COMMON STOCK

The validity of the securities offered hereby will be passed upon by Eilers Law Group, P.A.

EXPERTS

None.

REPORTS

As a Tier 1, Regulation A filer, we are not required to file any reports.

FOR YEAR ENDED FEBRUARY 29, 2016

AND

FOR YEAR ENDED FEBRUARY 28, 2017

HempAmericana, Inc. Balance Sheet
	February 28, 2017	February 29, 2016
	(unaudited)	(unaudited)

Current Assets
Cash	$383	$(1,836)
Inventory	12,312	10,928
Furniture & equipment	200,235	-
Due from shareholder	-	2,500

Total Current Assets	212,931	11,592

TOTAL ASSETS	$212,931	$11,592

Current Liabilities

Accounts Payable-Related Party	$1,310	$480
Convertible Note Payable	200,000	-
Loan Payable – Shareholder	133,812	-
3(a)(10) Settlement	50,556	-

Total Current Liabilities	385,678	480

TOTAL LIABILITIES	$385,678	$480

Stockholder’s Equity (Deficit)
Class A Common stock ($.001 par value, 1,000,000,000 shares authorized, 481,060,840 shares issued and outstanding as of February 28, 2017 and 151,560,840 issued and outstanding as of February 29, 2016))	130,642	75,142

Class B Common stock ($.001 par value, 108,000,00 shares authorized, 108,000,000 shares issued and outstanding as of February 28, 2017 and 108,000,000 shares issued and outstanding as of February 29, 2016)	-	-

Additional paid-in capital	201,408	1,157
Deficit accumulated during development stage	$(504,797)	$(65,187)

Total Stockholder's (Equity/ Deficit)	(172,747)	11,112
TOTAL LIABILITIES & STOCKHOLDER’S (EQUITY/ DEFICIT)	$212,931	$11,592

The accompanying notes are an integral part of these unaudited condensed financial statements.

Hemp Americana, Inc. (A Development Stage Company) Statements of Operations For the Year Ended February 28, 2017 And February 29, 2016

	2017	2016
	(unaudited)	(unaudited)
Net Revenues
Revenues from sales	$720	$-

Total Revenues	720	-

Cost and Operating Expenses
General & Administrative Expenses	440,330	7,953

Total Cost and Operating Expenses	$440,330	$7,953

Net Loss	$(439,610)	$(7,953)

Basic loss per share	(0.00)	(0.00)

Weighted average number of common shares outstanding	186,174,899	150,201,642

The accompanying notes are an integral part of these unaudited condensed financial statements.

HempAmericana, Inc. Statement of Cash Flows For the Year Ended February 28, 2017 And February 29, 2016

	2017	2016
	(unaudited)	(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:

Net (loss)	$(439,610)	$(7,953)
Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:
Due to related party	3,330	(2,500)
Inventory	(1,383)	(928)
Loan payable	133,812	-
Note payable	200,000	-
Settlement Due Under 3(a)(10)	50,556	-
Net cash (used in) provided by operating activities	(53,295)	(11,381)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of Common Stock	255,749	9,347
Net cash provided by financing activities	255,749	9,347

CASH FLOWS (USED IN) INVESTMENT ACTIVITIES:
Fixed assets acquired	(200,235)	-
Net cash (used in) provided by investing activities	(200,235)	-

Net decrease in cash and cash equivalents	2,219	(2,034)
Cash at beginning of period	(1,836)	198
Cash at end of period	$383	(1,836)

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$-	-
Income taxes paid	$-	-

The accompanying notes are an integral part of these unaudited condensed financial statements.

HempAmericana, Inc. (A Development Stage Company) Statement of Changes in Stockholder’s (Deficit) For the period March 1, 2016 Through February 28, 2017
				Deficit
				Accumulated
		Common	Additional	During
	Common	Stock	Paid-in	Development
	Stock	Amount	Capital	Stage	Total

Opening Balance - March 1, 2016	151,560,840	75,142	1,157	(65,187)	11,112

Share issuance – 1/11/17	324,000,000	36,000	5,249		41,429

Share issuance – 1/26/17	5,500,000	19,500	195,000	214,500

Net loss, February 28, 2017				(439,610)	(439,610)

Balance, February 28, 2017	481,060,840	130,642	201,406	(504,797)	(172,747)

The accompanying notes are an integral part of these unaudited condensed financial statements.

HempAmericana, Inc.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

February 28, 2017

Note 1 – Organization and Description of Business

HempAmericana, Inc. (the Company), is a development stage company, incorporated under the laws of the State of Delaware on February 10, 2014. The Company intends to explore the industry of hemp based products and unveil their own products to the general public for sale.

The Company has elected February 28th as its year end.

Note 2 – Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs. These conditions raise substantial doubt about the company’s ability to continue as a going concern Company will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

Note 3 – Summary of Significant Accounting Policies

Basis of Presentation

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States (See Note 2) regarding the assumption that the Company is a “going concern”.

Development Stage Company

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification. The Company is still devoting substantially all of its efforts on establishing the business. Its planned principal operations have not commenced. All losses accumulated since inception have been considered as part of the Company’s development stage activities.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents at February 28, 2017 was $383.  HempAmericana, Inc. considers all highly liquid investments with maturities of three months or less to be cash equivalents.

Inventories

Inventories consist of rolling papers.   At November 30, 2016, the Company had $12,312 of product inventory on hand.

Notes Payable

On March 25, 2016, the Company entered into a securities purchase agreement with Blackbridge Capital, LLC. As part of the securities purchase agreement the Company issued a Commitment Fee of a Convertible Promissory Note in the amount of $200,000.

The convertible promissory note accrues interest at 5% per annum. The note may be converted into common stock of the Company at a 20% discount to the lowest trading price of the Company’s common stock for the preceding twenty trading days.

Settlements under – 3(a)(10) process

This amount reflects the imputed value of shares issued to Rockwell Capital Partners for sale in accordance with Section 3(a)(10) of the Securities Act in order to retire debt of program participants.  As shares are sold, the realized proceeds, net of expenses, are dispersed to the participants.

Income Taxes

The Company accounts for income taxes under ASC 740 “Income Taxes.”  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings per share amounts in accordance with ASC Topic 260, Earnings per Share. Basic earnings per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

The Company follows FASB Accounting Standards Codification (ASC) 820 “Fair Value Measurements and Disclosures” which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

·	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
·

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

·	Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of November 30, 2016. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accounts receivable, other current assets, accounts payable, accrued compensation and accrued expenses. The fair value of the Company’s notes payable is estimated based on current rates that would be available for debt of similar terms which is not significantly different from its stated value.

Share Based Expenses

ASC 718 “Compensation – Stock Compensation” prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “ Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The company had no stock-based compensation plans as of January 22, 2018. The Company had one stock issuance to its founder in the amount of 40,000,000 restricted common shares to the founder which were considered to be of nominal value through November 30, 2016.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.  Related party transactions for the period ended February 28, 2017 totaled $135,122 and were comprised of notes payable.

Recently Issued Accounting Pronouncements

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.

We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

Note 4 – Stockholder’s Deficit

On February 25, 2014, the Company issued 40,000,000 of its $0.001 par value common stock at $0.001 per share to the founder of the Company in exchange for developing the Company’s business concept and plan. The value was considered nominal at inception due to lack of assets and operations.

The stockholders equity section of the Company contains the following classes of capital stock as of February 28, 2017:

-

Class A Common stock, $ 0.001 par value: 1,000,000,000 shares authorized 603,06,0840 shares issued and outstanding

-Class B Common Stock, $0.001 par value:  108,000,000 authorized; 108,000,000 issued and outstanding

Note 5 - Subsequent Events

Management has evaluated the subsequent events through the date of this report and has concluded that there are no known subsequent events to report.

FOR NINE MONTHS ENDED NOVEMBER 30, 2017

AND

FOR NINE MONTHS ENDED NOVEMBER 30, 2016

Condensed Balance Sheet at November 30, 2017 and November 30, 2016 (Unaudited)	F-2
Condensed Statements of Operations for nine months ended November 30, 2017 and November 30, 2016 (Unaudited)	F-3
Condensed Statement of Cash Flows for nine months ended November 30, 2017 and November 30, 2016	F-5
Notes to Unaudited Condensed Financial Statements	F-6

HempAmericana, Inc. Consolidated Balance Sheet (unaudited)
	November 30, 2017	November 30, 2016
Current Assets:
Cash	$54,973	$1,033
Inventories	12,311	12,312
Furniture and Equipment	218,235	235
Due From Related Party	-	7,430
Deposit on L200	250,089	-
Total Current Assets	$535,608	$21,010
TOTAL ASSETS	$535,608	$21,010

Current Liabilities:
Accrued expenses	$109,750	$-
Accounts payable related party	730	480
Due to shareholder	3,392	-
Compensation Payable	3,154,469	-
Loans payable	56,883	-
Note payable	200,000	500,000
Total Current Liabilities	$3,525,224	$500,480
TOTAL LIABILITIES	$3,525,224	$500,480

Stock Holder Equity (Deficit)
Class A Common stock ($.001 par value, 6,000,000,000 shares authorized and 1,000,0000 shares authorized, 1,257,318,840 and 151,560,840 shares issued and outstanding as of November 30, 2017 November 30 2016, respectively)	(2,733,625)	111,142
Class B Common stock ($.001 par value, 108,000,00 shares authorized, 108,000,000 shares issued and outstanding as of November 30, 2017 and November 30, 2016)	-	-
Additional paid in capital	944,917	6,406
Accumulated deficit	(1,200,908)	(597,018)
Total Stockholders' Equity/(Deficit)	(2,989,616)	(479,470)
Total Liabilities & Stockholder's (Equity/Deficit)	$535,608	21,010

The accompanying notes are an integral part of these unaudited condensed financial statements.

HempAmericana, Inc. Consolidated Statement of Loss (unaudited)
	for the Nine Months Ended
	November 30, 2017	November 30, 2016
Net Revenues
Revenues from sales	$-	$720
Total Revenues	$-	$720

Cost and Operating Expenses:
Advertising & Promotion	21,170	1,928
Bank service charges	1,600	1,930
Computer & Internet	5,219	3,062
Consulting fees	413,908	200,000
Donations	-	1,500
E-Store Charges	382	-
Escrow fees	2,572	-
Legal fees	103,567	7,500
Meals & entertainment	268	8
Office expense	2,328	286
Professional fees	17,811	7,753
Telephone expense	2,875	1,258
Trademark	-	100
Travel expense	7,354	548
Utilities	754	321
Transfer agent fees	6,553	2,500
Website	-	2,801
Total Cost and Operating Expenses	$696,111	$366,506

Net (loss) for the period	$(696,111)	$(365,786)

Basic Loss Per Share	$(0.00)	$(0.00)

Weighted average number of common shares outstanding	1,158,051,040	150,201,642

The accompanying notes are an integral part of these unaudited condensed financial statements.

HempAmericana, Inc Consolidated Statement of Cash Flows (unaudited)
	For the Nine Months Ended
	November 30, 2017	November 30, 2016
Cash generated by (used for):
Operations:
Net loss	$(696,111)	$(365,786)

Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:
Accrued Expenses	109,750	-
Compensation Payable	3,154,469	-
Settlement due under Section 3(a)(10)	(50,556)	-
Inventory	-	(1,383)
Net cash used in operating activities	$2,517,552	$367,169

Cash Flows from Investment Activities:
Deposit on L200	(250,089)	-
Vehicle	(18,000)	-
Fixed Asset Acquired	-	(235)
Net cash used by investment activities:	$(268,089)	$(235)

Cash Flows from Financing Activities:
Loan payable	(74,117)	128,882
Note payable	-	200,000
Additional paid in capital	743,511	5,248
Proceeds from share issuances	(2,864,265)	36,000
Net cash provided by financing activities	$(2,194,871)	$370,130

Decrease in cash during the period	54,592	2,726
Cash position, beginning of period	381	(1,836)
Cash Position, end of period	$54,973	890

The accompanying notes are an integral part of these unaudited condensed financial statements.

HempAmericana, Inc.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

November 30, 2017

Note 1 – Organization and Description of Business

HempAmericana, Inc. (the Company), is a development stage company, incorporated under the laws of the State of Delaware on February 10, 2014. The Company intends to explore the industry of hemp based products and unveil their own products to the general public for sale.

The Company has elected February 28th as its year end.

Note 2 – Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs. These conditions raise substantial doubt about the company’s ability to continue as a going concern Company will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

Note 3 – Summary of Significant Accounting Policies

Basis of Presentation

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States (See Note 2) regarding the assumption that the Company is a “going concern”.

Development Stage Company

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification. The Company is still devoting substantially all of its efforts on establishing the business. Its planned principal operations have not commenced. All losses accumulated since inception have been considered as part of the Company’s development stage activities.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents. Consolidated cash and cash equivalents at November 30, 2017 was $54,973.  HempAmericana, Inc. considers all highly liquid investments with maturities of three months or less to be cash equivalents.

Inventories

Inventories consist of rolling papers.   At November 30, 2017, the Company had $12,311 of product inventory on hand.

Property, Plant & Equipment

During the quarter ended November 30, 2017 the Company purchased a vehicle to be used at Hempwerk’s Maine facility.  The vehicle cost $18,000.

Notes Payable

On March 25, 2016, the Company entered into a securities purchase agreement with Blackbridge Capital, LLC. As part of the securities purchase agreement the Company issued a Commitment Fee of a Convertible Promissory Note in the amount of $200,000. The convertible promissory note accrues interest at 5% per annum. The note may be converted into common stock of the Company at a 20% discount to the lowest trading price of the Company’s common stock for the preceding twenty trading days.

Settlements under – 3(a)(10) process

This amount reflects the imputed value of shares issued to Rockwell Capital Partners for sale in accordance with Section 3(a)(10) of the Securities Act in order to retire debt of program participants.  As shares are sold, the realized proceeds, net of expenses, are dispersed to the participants.

Income Taxes

The Company accounts for income taxes under ASC 740 “Income Taxes.”  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings per share amounts in accordance with ASC Topic 260, Earnings per Share. Basic earnings per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

The Company follows FASB Accounting Standards Codification (ASC) 820 “Fair Value Measurements and Disclosures” which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

·	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
·

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

·	Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of November 30, 2016. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accounts receivable, other current assets, accounts payable, accrued compensation and accrued expenses. The fair value of the Company’s notes payable is estimated based on current rates that would be available for debt of similar terms which is not significantly different from its stated value.

Share Based Expenses

ASC 718 “Compensation – Stock Compensation” prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “ Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The company had no stock-based compensation plans as of November 30, 2016. The Company had one stock issuance to its founder in the amount of 40,000,000 restricted common shares to the founder which were considered to be of nominal value through November 30, 2016.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.  Related party transactions for the period ended November 30, 2017 totaled $170,755 and were comprised of rent expense and loans payable. As of August 25, 2017, Ms. Rosillo’s employment agreement with the Company was amended and restated, principally to provide her share based compensation of 19,778,000 Class A shares for the period of February 9, 2016 to February 9, 2019.  Ms. Rosillo is a New York resident and sister of our founder and CEO Sal Rosillo.

Recently Issued Accounting Pronouncements

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.

We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

Note 4 – Stockholder’s Deficit

On February 25, 2014, the Company issued 40,000,000 of its $0.001 par value common stock at $0.001 per share to the founder of the Company in exchange for developing the Company’s business concept and plan. The value was considered nominal at inception due to lack of assets and operations.  On June 26, 2017, the Company issued 505,000,000 Class A shares to an entity controlled by the founder of the Company as compensation to our CEO under his employment agreement with the Company for the period of February 9, 2016 to February 9, 2019.  As well, Nieves Rosillo was issued 19,778,000 Class A shares on August 25, 2017 for the same period under an amended and restated employment agreement between her and the Company.

The stockholders equity section of the Company contains the following classes of capital stock as of August 31, 2017:

-

Class A Common stock, $ 0.001 par value: 6,000,000,000 shares authorized 1,257,318,840 shares issued and outstanding

-Class B Common Stock, $0.001 par value:  108,000,000 authorized; 108,000,000 issued and outstanding

On September 6, 2017 the Company incorporated Hempwerk, Inc, a Maine corporation and subsidiary of HempAmericana, Inc.  As of November 30, 2017, the company has funded Hempwerk, Inc. $50,077.

On September 7, 2017 the Company entered into an agreement to purchase an R200 supercritical extraction machine from Vitalis Extraction Technology, Inc.  The cost of the machine is $672,000.  The company placed a down payment of $50,000 to begin production on the machine.  The next payment in the amount of $286,000 is due on or about November 7, 2017.  The remaining balance of $336,000 will be financed by Vitalis for a term 12 months at an annual percentage rate of 19%.  As of November 30, 2017 the company has paid $250,089 towards the machine.

PART III EXHIBITS

EXHIBIT INDEX

Exhibit Number	Description
2.1	Articles of Incorporation*
2.2	Bylaws*
2.3	Articles of Amendment*
6.2	Settlement Agreement with Rockwell Capital Partners, Inc. dated January 24, 2017**
6.3	Employment Agreement with Salvador Rosillo dated February 9, 2016**
6.4	Promissory Note with Africement, LLC dated November 30, 2016**
11.1	Consent of Eilers Law Group, P.A. (Included in 12.1)*
12.1	Opinion of Eilers Law Group, P.A. regarding legality of the securities covered in this Offering

*Filed with Form 1-A on November 18, 2016

**Filed with Form 1-A/A on February 21, 2017

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this amendment to Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on February 7, 2018.

HempAmericana, Inc.

        By:

/s/ Salvador Rosillo

Salvador Rosillo

Chief Executive Officer, Director